UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

As described in Item 1.01 of the Current Report on Form 8-K filed by Indaptus Therapeutics, Inc. (the “Company”) on December 23, 2025, on December 22, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David E. Lazar, pursuant to which he purchased from the Company 300,000 shares of Series AA Convertible Preferred Stock (the “Series AA Preferred Stock”) and 700,000 shares of Series AAA Convertible Preferred Stock (the “Series AAA Preferred Stock” and, together with the Series AA Preferred Stock, the “Preferred Stock”) of the Company. Each share of Series AA Preferred Stock is convertible into 20 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and each share of Series AAA Preferred Stock is convertible into 150 shares of Common Stock for a combined total of 111,000,000 shares of Common Stock.

The Company has been advised that, pursuant to a share sale agreement (the “March 2026 SPA”), on March 23, 2026, David Lazar sold, in accordance with the rights afforded to Mr. Lazar in the Purchase Agreement, all of his interest and rights in the 700,000 shares of Series AAA Preferred Stock and all of his interest and rights to 196,800 shares of Series AA Preferred Stock to Yun Yao, Sino Lion Ventures Limited, Junyi Dai, Ting Yang, and Lina Deng (the “Purchasers”) in certain percentages set forth in the definitive agreements related to such transaction, for an aggregate purchase price of $11,200,000 (the “Purchase Price”).

The table below shows the allocation of the Purchase Price and the acquired stock for each Purchaser, the sources of the funds used by each of the Purchasers, as well as the portion of the Company’s issued and outstanding Common Stock to be held by each Purchaser on the assumption that all the Purchasers as well as Mr. Lazar will convert all Preferred Stock into shares of Common Stock and the Company will have 113,242,324 shares of Common Stock outstanding as of such conversions.

Purchaser	Portion of Purchase Price (USD)	Sources of Funds	Series AA Preferred Stock*	Series AAA Preferred Stock**	Converted	Percentage of Shares Beneficially Owned
Yun Yao	$4,317,206.43	Personal Funds	196,800	253,700	41,991,000	37.08%
Sino Lion Ventures Limited	$3,998,898.44	Working Capital	0	259,300	38,895,000	34.35%
Junyi Dai	$1,156,642.43	Personal Funds	0	75,000	11,250,000	9.93%
Ting Yang	$1,156,642.43	Personal Funds	0	75,000	11,250,000	9.93%
Lina Deng	$570,610.27	Personal Funds	0	37,000	5,550,000	4.90%
TOTAL:	$11,200,000		196,800	700,000	108,936,000	96.20%

* Each share of Series AA Preferred Stock converts into 20 shares of Common Stock

** Each share of Series AAA Preferred Stock converts into 150 shares of Common Stock

The Company has been advised by the Purchasers that they will be jointly filing a Schedule 13D pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and their Joint Filing Agreement, by and among the Purchasers which will be attached to such Schedule 13D as Exhibit 99.2. The Purchasers have further advised the Company that the Purchasers may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act by virtue of the March 2026 SPA. Each Purchaser has expressly disclaimed beneficial ownership of any shares of Common Stock held by any other Purchaser except to the extent of such Purchaser’s pecuniary interest therein, and except as may be otherwise specifically disclosed in a Schedule 13D, each Purchaser has sole voting and dispositive power with respect to the shares it beneficially owns.

If the Purchasers and Mr. Lazar convert all the Preferred Stock into shares of Common Stock, following such conversions, Mr. Lazar’s ownership will be approximately 1.82% of the issued and outstanding shares of Common Stock.

There were no arrangements or understandings amongst Mr. Lazar and the Purchasers and their associates with respect to the election of directors or other matters, other than with respect to the appointment of Junyi Dai as an officer of the Company, the resignation of Mr. Lazar as Chairman of the Board and co-Chief Executive Officer of the Company, and the Purchasers’ agreement to cause the Company to include the 2,064,000 shares of Common Stock underlying the 103,200 shares of Series AA Preferred Stock being retained by Mr. Lazar in a resale registration statement to be filed by the Company within thirty (30) days of March 23, 2026.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

Jeffrey A. Meckler, Roger J. Pomerantz, Anthony J. Maddaluna, and William B. Hayes (together, the “Resigning Directors”) resigned on March 18, 2026. Mr. Meckler also resigned as co-Chief Executive Officer on March 18, 2026. David Lazar resigned as co-Chief Executive Officer on March 18, 2026, but remains on the Board of Directors, while stepping down as Chairman. The resignation of each of the Resigning Directors and Mr. Lazar as co-Chief Executive Officer is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Committee Appointments

To fill the vacancies left on the Company’s committees by the Resigning Directors, Matthew McMurdo was appointed as a member of the Audit Committee, Avraham Ben-Tzvi was appointed as Chairman of the Nominating Committee, David Natan was appointed to the Compensation Committee and as Chairman of the Audit Committee, and Jerome Jabbour was appointed to the Nominating Committee and as Chairman of the Compensation Committee.

Appointment of Director and Officer

On March 18, 2026, the Board of Directors appointed Junyi Dai as Chairman of the Board of Directors, effective March 18, 2026. Furthermore, on March 18, 2026, the Board appointed Junyi Dai as the Chief Executive Officer of the Company, effective at Closing of the March 2026 SPA.

Junyi Dai, 39, has been appointed as Chief Executive Officer and Chairman of the Board of Directors. Mr. Dai most recently served as an independent director of Mega Matrix Inc. from 2024 to 2025. Prior to that, Mr. Dai served as Managing Director of FLMD Pty Ltd, a real estate investment and asset management firm based in Sydney, Australia, from 2015 to 2024, where he oversaw acquisition strategy, capital allocation and portfolio performance. Mr. Dai holds a Bachelor of Commerce from the University of New South Wales. The Board of Directors believes that Mr. Dai’s experience in investment management and public company governance qualifies him to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors and its Chairman.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer